                                                                    Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of AT&T Wireless Services, Inc. of our reports dated March 30, 2001, except as to Note 1 which is as of June 21, 2001, relating to the consolidated financial statements and financial statement schedule of AT&T Wireless Services, Inc. and subsidiaries, of our report dated March 31, 1999 relating to the consolidated financial statements of CMT Partners, and of our report dated January 18, 1999, except as to Note 10 which is as of April 9, 1999, relating to the combined financial statements of the L.A. Cellular Division of AB Cellular Holding, LLC, which appear in the AT&T Wireless Services, Inc. Registration Statement on Form S-1 dated July 6, 2001 (No. 333-60472). We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/ PRICEWATERHOUSECOOPERS LLP


Seattle, Washington
November 23, 2001